UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

ANEBULO PHARMACEUTICALS, INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40388	85-1170950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anebulo Pharmaceuticals, Inc. 1017 Ranch Road 620 South, Suite 107 Lakeway, TX	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 598-0931

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Tender Offer Preliminary Results

On January 27, 2026, Anebulo Pharmaceuticals, Inc., a Delaware corporation (“Anebulo” or the “Company”), issued a press release announcing the preliminary results of its previously announced tender offer to purchase for cash up to 300,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $3.50 per share, to the seller in cash, less any applicable withholding taxes and without interest, which tender offer expired one minute after 11:59 p.m., New York City time, on January 26, 2026.

Based on the preliminary count by Broadridge Corporate Issuer Solutions, LLC, the depositary for the tender offer, a total of 4,897,188 shares of Common Stock were properly tendered and not properly withdrawn, excluding 10,868 shares that were tendered by notice of guaranteed delivery.

The tender offer was oversubscribed. In accordance with the terms and conditions of the tender offer and based on the preliminary count by the depositary, Anebulo expects to accept for payment an aggregate of 300,000 shares of its Common Stock at a purchase price of $3.50 per share, for an aggregate cost of approximately $1.05 million, excluding fees and expenses relating to the tender offer. Anebulo expects to accept the shares on a pro rata basis, except for tenders of “odd lots,” which will be accepted in full. Anebulo has been informed by the depositary that the preliminary proration factor for the tender offer is approximately 3.51542%. The shares expected to be accepted for payment represent approximately 0.73 of the shares that were outstanding as of January 26, 2026.

The number of shares expected to be purchased in the tender offer and the proration factor are preliminary and subject to change. The preliminary information is subject to confirmation by the depositary and do not include any shares to be delivered through the notice of guaranteed delivery. The final number of shares to be purchased in the tender offer will be announced following the expiration of the guaranteed delivery period and the completion by the depositary of the confirmation process. Payment for the shares accepted for purchase pursuant to the tender offer, and the return of all other shares tendered and not purchased, will occur promptly thereafter. Payment for shares will be made in cash, without interest.

A copy of the press release issued by the Company is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Important Additional Information

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of Common Stock or any other securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated January 27, 2026
104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: January 27, 2026	By:	/s/ Richard Anthony Cunningham
Richard Anthony Cunningham
Chief Executive Officer and Interim Chief Financial Officer

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